EXHIBIT 21.1

RIBBON COMMUNICATIONS INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation

Sonus Networks, Inc.	Delaware
Ribbon Communications International Inc.	Delaware
Ribbon Communications Federal Inc.	Delaware
Network Equipment Technologies Inc.	Delaware
N.E.T. APLA, Inc.	Delaware
Quintum Technologies LLC	Delaware
GENBAND US LLC	Delaware
KANDY Communications LLC	Delaware
Ribbon Communications Securities Corp.	Massachusetts
Edgewater Networks, Inc.	Delaware
GENBAND SRL	Argentina
Sonus Networks Australia Pty. Ltd.	Australia
GENBAND Telecommunications (Australia) Pty Ltd	Australia
GENBAND Belgium SPRL	Belgium
GENBAND Telecommunications do Brasil Ltda	Brazil
Ribbon Communications Canada ULC	Canada
GENBAND Holdings Company	Cayman Islands
GENBAND International Holding Company	Cayman Islands
GENBAND NS Company	Cayman Islands
Sonus Networks (Shanghai) Limited	China
GENBAND Telecommunication and Technology (Shanghai) Co., Ltd.	China
Sonus Networks s.r.o.	Czech Republic
Sonus Networks EURL	France
GENBAND Télécommunications (France) Sarl	France
Ribbon Communications Germany GmbH	Germany
Ribbon Communications Hong Kong Limited	Hong Kong
GENBAND Telecommunications (Hong Kong) Ltd	Hong Kong
Sonus Networks India Private Limited	India
GENBAND Telecommunications Private Limited	India
GENBAND Ireland Limited	Ireland
GENBAND Israel Limited	Israel
GENBAND Italy SRL	Italy
Nihon Sonus Networks K.K.	Japan
GENBAND Japan GK	Japan

Sonus Networks Korea LLC	Korea
GENBAND Korea Yuhan Huesa	Korea
Sonus Networks Malaysia Sdn. Bhd.	Malaysia
Westford Networks Mexico, S. de R.L. de C.V.	Mexico
GENBAND Mexico, S. de R.L. de C.V.	Mexico
CANADA Canada B.V.	Netherlands
GENBAND Coöperatie U.A.	Netherlands
GENBAND Holdings B.V.	Netherlands
GENBAND Netherlands B.V.	Netherlands
GENBAND NS B.V.	Netherlands
Ribbon Communications B.V.	Netherlands
GENBAND New Zealand Company	New Zealand
GENBAND RUS LLC	Russia
GENBAND Saudi Arabia Limited	Saudi Arabia
Ribbon Communications Singapore Pte. Ltd.	Singapore
Sonus Networks Espana SRL	Spain
GENBAND Spain, S.L.	Spain
Ribbon Communications Switzerland GmbH	Switzerland
GENBAND Taiwan Ltd Co	Taiwan
Sonus Networks Limited	United Kingdom
N.E.T. Europe Ltd.	United Kingdom
GENBAND Telecommunications (UK) Limited	United Kingdom